EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Starcraft Corporation and Subsidiaries
Goshen, Indiana

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-73148) pertaining to the Starcraft Automotive Corporation 401(k) Profit Sharing Plan and Trust, in the Registration Statement (Form S-8 No. 33-70030) pertaining to the Starcraft Automotive Corporation Stock Incentive Plan, and in the Registration Statement (Form S-8 No. 333-28247 and 333-30052) pertaining to the Starcraft Corporation 1997 Stock Incentive Plan of our report dated November 21, 2001, with respect to the consolidated financial statements of Starcraft Corporation and subsidiaries included in the Annual Report (Form 10-K) for the years ended September 30, 2001, October 1, 2000 and October 3, 1999.


                                              /s/ Crowe, Chizek and Company LLP
                                              Crowe, Chizek and Company LLP

Elkhart, Indiana
December 20, 2001